UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Southern Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[Employee Email]

2022 was an outstanding year for Southern Company. We maintained our track record of strong reliability and customer service, Georgia Power made meaningful progress at Plant Vogtle Units 3 and 4, we achieved constructive regulatory outcomes across several subsidiaries and we executed our financial plan. Underpinning these successes is our commitment to excel at the fundamentals, which includes prioritizing customers and communities as well as focusing on the well-being of our employees.

The 2023 Annual Meeting of Stockholders will provide an opportunity to hear from both Tom Fanning and Chris Womack on the accomplishments of 2022 as well as our plans and expectations for 2023 and beyond. The annual meeting will be at 10:00 a.m., E.T. on Wednesday, May 24 at Callaway Gardens in Pine Mountain, Georgia. A live webcast of the meeting will be available at investor.southerncompany.com with a replay available following the meeting if you are unable to watch the webcast live.

Many of our employees own Southern Company stock. It is important for you to make your voice heard by voting your shares. Stockholders, including employee stockholders, can vote online at www.proxyvote.com until May 23. I encourage you to vote promptly.

Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 16 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive compensation	FOR
Item #3 Say on Frequency	Advisory vote to approve the frequency of future advisory votes on executive compensation	ONE YEAR
Item #4 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2023	FOR
Item #5 Approve Amendment to Restated Certificate of Incorporation	Approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR

Items #6-8 Stockholder Proposals	Vote on three stockholder proposals: •Simple Majority Vote •Set Scope 3 GHG Targets •Issue Annual Report on Feasibility of Reaching Net Zero	AGAINST each proposal

If you are a stockholder, you should have already received your proxy materials along with instructions on how to vote your shares. The proxy statement contains information about the company, the upcoming annual meeting, and the items that are up for a vote.

Depending on how you hold your shares – 401(k) plan, bank, broker, etc. – it is possible that you received an electronic communication regarding delivery of your proxy materials, a Notice of Internet Availability of proxy materials with instructions regarding how to access proxy materials online, or a full package of proxy materials in the mail. If you hold Southern Company stock in multiple accounts, you may have received voting instructions in a combination of these methods.

You can visit the annual meeting website to review and download copies of the proxy statement and annual report and find a link to vote your proxy. If you have any questions about the proxy statement or the voting process, please contact Myra Bierria in the Office of the Corporate Secretary at 404-491-6268.

Thank you for considering these important company matters and voting your shares.

Sterling Spainhour
EVP, Chief Legal Officer and Chief Compliance Officer

[Employee Article – SO Today]

Southern Today article
Scheduled for publication May 17, 2023

Title: It’s time to vote your proxy

Sub-title: Employees who own Southern Company common stock are encouraged to vote

Eight items are up for vote at Southern Company's 2023 annual meeting of stockholders at 10:00 a.m., E.T., on Wednesday, May 24. The annual meeting will be held in person at Callaway Gardens in Pine Mountain, Georgia. A live webcast of the meeting will be available at investor.southerncompany.com with a replay available following the meeting if you are unable to watch the webcast live.

Employees who own Southern Company common stock are encouraged to make their voices heard by voting their shares.

The Southern Company proxy statement was made available to stockholders in April, along with instructions for voting your shares. You can vote your shares online at www.proxyvote.com until May 23.

Below is a summary of the items up for vote this year, along with the Board of Directors' voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 16 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive compensation	FOR
Item #3 Say on Frequency	Advisory vote to approve the frequency of future advisory votes on executive compensation	ONE YEAR
Item #4 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2023	FOR

Item #5 Approve Amendment to Restated Certificate of Incorporation	Approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR
Items #6-8 Stockholder Proposals	Vote on three stockholder proposals: •Simple Majority Vote •Set Scope 3 GHG Targets •Issue Annual Report on Feasibility of Reaching Net Zero	AGAINST each proposal

For more information, please visit our annual meeting website, where you can review and download copies of the proxy statement and annual report and find a link to vote your proxy.